AMENDMENT NO. 1 TO THE
                   SECOND AMENDED AND RESTATED
        CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
                    1992 STOCK INCENTIVE PLAN


     WHEREAS, the Board of Directors of Campo Electronics, Appliances and Computers, Inc. (the "Company") desires to amend the Second Amended and Restated Campo Electronics, Appliances and Computers, Inc. 1992 Stock Incentive Plan (the "Plan") to remove restrictions no longer applicable under recent amendments to Rule 16b-3 under the Securities Exchange Act of 1934 that (a) relate to the elimination of a six-month holding period applicable to stock options and restricted stock; (b) permit transfer of stock options for estate planning purposes and (c) eliminate restrictions no longer applicable to the payment of withholding taxes in stock.

     NOW THEREFORE, the Plan is hereby amended as follows:

                                I.

     Section 6.3 is hereby amended to read in its entirety as follows:

          Section 6.3 Duration and Time for Exercise. The term of each option shall be determined by the Committee. Each option shall become exercisable at such time or times during its term as shall be determined by the Committee and as provided in Section 8.10; provided, however, that unless otherwise provided in the stock option agreement and unless the options are incentive stock options, with respect to which other restrictions apply, all stock options shall expire (a) 12 months from the date of termination of employment as the result of death or disability,
     (b) six months and one day after termination of employment as a result of retirement and (c) immediately if employment terminates for any other reason, including resignation and termination by the Company. The Committee may in its discretion extend the term of options which would otherwise expire as a result of resignation or termination by the Company. The Committee may also impose such terms and conditions to the exercise of each option as it deems advisable and may accelerate the exercisability of any outstanding option at any time in its sole discretion.


                               II.

     Section 6.7 is hereby amended to read in its entirety as follows:

     6.7  Transferability   of   Options.   No  stock  option  granted
     hereunder may be transferred, pledged, assigned or otherwise encumbered by the holder thereof except:

          (a)  by will;

          (b) by the laws of descent and distribution; or

          (c) in the case of non-qualified stock options only, pursuant to a domestic relations order, as defined in the Code, to family members, to a family partnership, to a family limited liability company, to a trust for the benefit of family members or to charitable institutions, if permitted by the Committee and so provided in the option agreement or an amendment thereto.

     Any attempted assignment, transfer, pledge, hypothecation or other disposition of a stock option or levy of attachment or similar process upon a stock option not specifically permitted herein, shall be null and void and without effect.


                               III.

     Section 7.2 is hereby amended to read in its entirety as follows:

          Section 7.2 Award and Delivery of Restricted Stock. At the time an award of restricted stock is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such an award. Each award of restricted stock may have a different Restricted Period. The Committee may, in its sole discretion, prescribe conditions for the lapse of restrictions upon death, disability, retirement or other termination of employment or for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the shares of restricted stock. The Committee shall have the power to accelerate the expiration of the Restricted Period with respect to all or any part of the shares awarded to a participant and the expiration of the Restricted Period shall automatically occur under the conditions described in Section 8.10 hereof.

                               IV.

     Section 8.7 shall be amended to read in its entirety as follows:

          Section 8.7 Withholding. The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under the applicable income tax laws in connection with the issuance of shares of Common Stock upon exercise of an option or upon the lapse of restrictions on shares of restricted stock, the participant may, subject to the Committee's right of disapproval, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date").

          Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. If a participant makes an election under Section 83(b) of the Internal Revenue Code with respect to shares of restricted stock, an Election is not permitted to be made.


Adopted by the Board of Directors:  October 4, 1996